UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2015

SERVICEMASTER GLOBAL HOLDINGS, INC.

THE SERVICEMASTER COMPANY, LLC

(Exact name of each registrant as specified in its charter)

Delaware Delaware	001-36507 001-14762	20-8738320 90-1036521
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 1, 2015, The ServiceMaster Company, LLC (the “SvM”), an indirect wholly-owned subsidiary of ServiceMaster Global Holdings, Inc. (“ServiceMaster”), entered into a first amendment (the “First Term Loan Amendment) among SvM, the incremental term lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the lenders (the “Agent”) and the other parties party thereto, which amends the Credit Agreement, dated as of July 1, 2014, among SvM, the several banks and other financial institutions from time to time party thereto, the Agent and the other parties thereto, governing SvM’s term loan facility (the “Term Loan Facility”) and revolving credit facility.

The First Term Loan Amendment provides for incremental term loans (the “Incremental Term Loans”) under the Term Loan Facility in an aggregate principal amount of $175 million. The Incremental Term Loans were issued with 25 basis points of OID and have substantially the same terms as the $1,816 million in aggregate principal amount of term loans that were outstanding under the Term Loan Facility immediately prior to the effectiveness of the First Term Loan Amendment. On April 1, 2015, SvM used the net proceeds from the Incremental Term Loans, together with cash on hand, to effect the previously announced redemption of the remaining outstanding $200 million in aggregate principal amount of SvM’s 8% Senior Notes due 2020 at a redemption price of 106% of the principal amount of such notes and to pay accrued but unpaid interest thereon.

We will file a copy of the First Term Loan Amendment as an exhibit no later than with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Item 7.01.              Regulation FD Disclosure.

On April 1, 2015, ServiceMaster issued a press release announcing that SvM has entered into the First Term Loan Amendment and used the net proceeds therefrom, together with cash on hand, to effect the aforementioned redemption.  A copy of the press release is furnished as Exhibit 99 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

99	Press Release of ServiceMaster Global Holdings, Inc., dated April 1, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

April 1, 2015	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer

THE SERVICEMASTER COMPANY, LLC
(Registrant)

April 1, 2015	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer

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